Item 77C - Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Federated Equity Income Fund, Inc. (the "Fund") was held on November 30, 1999. On September 21, 1999, the record date for shareholders voting at the meeting, there were 130,672,728 total outstanding shares of Fund. The following items, which are required to be reported under this Item 77C, were approved by shareholders of the Fund and the results of their voting were as follows:

AGENDA ITEM 1:  To elect four Directors.1

                            SHARES VOTED	      SHARES VOTED
                            FOR                 WITHHELD
Nicholas P. Constantakis    70,272,586		1,735,788
John F. Cunningham	    70,322092		1,686,282
Charles F. Mansfield	    70,311,961		1,696,413
John S. Walsh		    70,293,324		1,715,050


1 The following Directors continued their terms: John F. Donahue, Thomas G. Bigley, John T. Conroy, Jr., Lawrence D. Ellis, M.D., Peter E. Madden,
John E. Murray, Jr., Marjorie P. Smuts and J. Christopher Donahue.


AGENDA ITEM 2: To amend the Fund's fundamental investment policy regarding diversification.
SHARES VOTED	SHARES VOTED	SHARES	    BROKER
FOR               AGAINST           ABSTAINING      NON-VOTE
49,911,988		1,638,625		2,557,419	    17,900,342

AGENDA ITEM 3: To amend the Fund's fundamental investment policy regarding borrowing money and issuing senior securities.
SHARES VOTED	SHARES VOTED	SHARES	    BROKER
FOR               AGAINST           ABSTAINING      NON-VOTE
48,935,949		2,433,329		2,739,094       17,900,002

AGENDA ITEM 4: To amend the Fund's fundamental investment policy regarding investments in real estate.
SHARES VOTED	SHARES VOTED	SHARES	    BROKER
FOR               AGAINST           ABSTAINING      NON-VOTE
49,273,969		2,109,922		2,724,142       17,900342


AGENDA ITEM 5: To amend the Fund's fundamental investment policy regarding investments in commodities.
SHARES VOTED	SHARES VOTED	SHARES	    BROKER
FOR               AGAINST           ABSTAINING 	    NON-VOTE
48,724,067		2,634,227		2,749,737	    17,900,342

AGENDA ITEM 6: To amend the Fund's fundamental investment policy regarding underwriting securities.
SHARES VOTED	SHARES VOTED	SHARES	    BROKER
FOR               AGAINST           ABSTAINING      NON-VOTE
49,332,684		1,996,876		2,778,473       17,900,342

AGENDA ITEM 7: To amend the Fund's fundamental investment policy regarding lending by the Fund.
SHARES VOTED	SHARES VOTED	SHARES	    BROKER
FOR               AGAINST           ABSTAINING      NON-VOTE
48,846	 	2,459,544		2,801,987       17,900342

AGENDA ITEM 8: To amend the Fund's fundamental investment policy regarding concentration of the Fund's investments in the securities of companies in the same industry.
SHARES VOTED	SHARES VOTED	SHARES	    BROKER
FOR               AGAINST           ABSTAINING      NON-VOTE
49,401,599		1,881,668		2,824,766	    17,900,342

AGENDA ITEM 9: To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding buying securities on margin.
SHARES VOTED	SHARES VOTED	SHARES	    BROKER
FOR               AGAINST           ABSTAINING      NON-VOTE
48,338,600		2,797,051		2,972,382       17,900,342

AGENDA ITEM 10: To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding pledging assets.
SHARES VOTED	SHARES VOTED	SHARES	    BROKER
FOR               AGAINST           ABSTAINING      NON-VOTE
48,631,048		2,613,398		2,863,287       17,900,342


AGENDA ITEM 11: To eliminate the Fund's fundamental investment policy on selling securities short.
SHARES VOTED	SHARES VOTED	SHARES	    BROKER
FOR               AGAINST           ABSTAINING      NON-VOTE
48,647,652		2,665,786		2,794,595       17,900,342

AGENDA ITEM 12: To require the approval of a "1940 Act" majority of shareholders in the event of the sale or conveyance of the assets of the Fund to another corporation or trust, to the extent permitted under Maryland law; and
SHARES VOTED	SHARES VOTED	SHARES	    BROKER
FOR               AGAINST           ABSTAINING      NON-VOTE
49,469,222		1,939,474         2,699,677       17,900,002

AGENDA ITEM 13: To permit the Board of Directors to liquidate the assets of the Fund, or of a series or class, and distribute the proceeds of such assets to the holders of such shares representing such interests, without seeking shareholder approval, to the extent permitted under Maryland law.
SHARES VOTED	SHARES VOTED	SHARES	    BROKER
FOR               AGAINST           ABSTAINING      NON-VOTE
47,715,746		3,589,551		2,802,736       17,900,342

The Definitive Proxy Statement for the Special Meeting held on November 30, 1999, was filed with the Securities and Exchange Commission on October 12, 1999, and is incorporated by reference (File No. 811-4743).